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                                                                    EXHIBIT 10.2


                        TERMINATION PROTECTION AGREEMENT
                              FOR MANAGER EMPLOYEES
                                       OF
                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.


         THIS AGREEMENT is made as of the 22nd day of March, 1999, by and between the "Company" (as hereinafter defined) and ____________________________ (the "Manager").

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a "Change in Control" (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Manager in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

         WHEREAS, in order to induce the Manager to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Manager to provide the Manager with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control and to provide the Manager with the "Gross-Up Payment" (as hereinafter defined) and certain other benefits whether or not the Manager's employment is terminated;

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. TERM OF AGREEMENT. This Agreement shall commence as of March 22, 1999 and shall continue in effect until March 22, 2001; provided, however, that commencing on March 22, 2000 and on each March 22 thereafter, the term of this Agreement shall be automatically extended for one year unless either the Company or the Manager shall have given written notice to the other at least 90 days prior thereto that the term of this Agreement shall not be so extended; and provided further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twelve months after the occurrence of a Change in Control, if such Change in Control occurs during the term of this Agreement.

         2. DEFINITIONS.

            2.1 ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including
(i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Manager on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, if required by







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applicable law, and (iv) bonuses and incentive compensation (other than the "Pro
Rata Bonus" (as hereinafter defined)).

            2.2 BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean the greater of the Manager's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the 90 day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company, if any.

            2.3 BONUS AMOUNT. For purposes of this Agreement, "Bonus Amount" shall mean the highest annual bonus paid or payable to the Manager for any fiscal year in respect of the three (3) full fiscal years ended prior to the Change in Control, and shall include all amounts of his annual bonus that are deferred under the qualified and non-qualified employee benefit plans of the Company, if any.

            2.4 CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Manager (a) has been convicted of a felony; (b) failed intentionally and continually substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Manager's incapacity due to physical or mental illness) which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Manager specifying the manner in which the Manager has failed substantially to perform; or (c) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, momentarily or otherwise; provided, however, that no termination of the Manager's employment shall be for Cause as set forth in clause (b) above until
(x) there shall have been delivered to the Manager a copy of a written notice setting forth that the Manager was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail; and (y) the Manager shall have been provided an opportunity to be heard in person by the President of the Company (with the assistance of the Manager's counsel if the Manager so desires). No act, or failure to act, on the Manager's part, shall be considered "intentional" unless the Manager has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Manager's action or failure to act was in the best interest of the Company.

            2.5 CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 15% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned






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directly or indirectly by the Company (a "Subsidiary"); (2) the Company or any
Subsidiary; or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                (b) The individuals who, as of February 1, 1994, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (c) Approval by stockholders of the Company of:

                    (1) A merger, consolidation or reorganization involving the
                        Company, unless

                        (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                        (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                         (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                         (iv)  a transaction described in clauses (i) through
         (iii) shall herein be referred to as a "Non-Control Transaction";

                    (2) A complete liquidation or dissolution of the Company; or







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                    (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                (d) Notwithstanding anything contained in this Agreement to the contrary, if the Manager's employment is terminated following the Effective Date but within one (1) year prior to a Change in Control and the Manager reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
(ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Manager shall mean the date immediately prior to the date of such termination of the Manager's employment.

            2.6 COMPANY. For purposes of this Agreement, the "Company" shall mean O'Sullivan Industries Holdings, Inc. and its subsidiaries and shall include their respective "Successors and Assigns" (as hereinafter defined).

            2.7 DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Manager's ability to substantially perform his duties with the Company for a period of 180 consecutive days and the Manager has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

            2.8 EFFECTIVE DATE. For purposes of this Agreement, "Effective Date" shall mean March 22, 1999.

            2.9 (a) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (i) through (vi) hereof:

                        (i) a reduction in the rate of the Manager's base salary below the Base Amount or his target incentive compensation below his highest target incentive compensation in effect at any time during the 90 day period prior to the Change in Control or any failure to pay the Manager any compensation or benefits to which he is entitled within












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         15 days of the date notice of such failure to pay is given to the
         Company and, in the case of any annual bonus, within 45 days following the end of the fiscal year pursuant to which such bonus relates; or

                        (ii) the failure by the Company to continue in effect (without reduction in reward opportunities and/or bonus potential for comparable performance) the Company's bonus, unless such plan is replaced with a plan that provides at least substantially equivalent compensation, reward opportunities and/or bonus potential to the Manager; or

                        (iii) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company, which petition is not dismissed within 60 days; or

                        (iv) any material breach by the Company of any provision hereof; or

                        (v) any purported termination of the Manager's employment for Cause by the Company which does not comply with the terms of Section 2.4 hereof; or

                        (vi) the failure of the Company to obtain an agreement, satisfactory to the Manager, from any Successor or Assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

                (b) Any event or condition described in this Section 2.9(a)(i) through (vi) which occurs following the Effective Date but within one year prior to a Change in Control but which the Manager reasonably demonstrates (i) was at the request of a Third Party or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

            2.10 NOTICE OF TERMINATION. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Manager's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Manager's employment under the provision so indicated.

            2.11 PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

            2.12 SUCCESSORS AND ASSIGNS. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

            2.13 TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean in the case of the Manager's death, his date of death, in the case of Good Reason, the last








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day of his employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Manager's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Manager, provided that in the case of Disability the Manager shall not have returned to the full-time performance of his duties during such period of at least 30 days.

         3. TERMINATION OF EMPLOYMENT.

            3.1 If, during the term of this Agreement, the Manager's employment with the Company shall be terminated within twelve months following a Change in Control, the Manager shall be entitled to the following compensation and benefits:

                (a) If the Manager's employment with the Company shall be terminated (1) by the Manager other than for Good Reason; (2) by reason of the Manager's death; or (3) by the Company for Cause or Disability, the Company shall pay to the Manager the Accrued Compensation and, if such termination is other than by the Company for Cause, a Pro Rata Bonus.

                (b) If the Manager's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Manager shall be entitled to the following:

                        (i) the Company shall pay the Manager all Accrued Compensation and a Pro-Rata Bonus; and

                        (ii) the Company shall pay the Manager as termination pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount (the "Termination Amount") in cash equal to [one-half of] the sum of (A) the Base Amount and (B) the Bonus Amount; and

                        (iii) for [six]/[twelve] months from the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Manager and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Manager at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated Managers who continue in the employ of the Company during the Continuation Period; provided, however, that the Manager shall continue to pay the employee portion of any premiums for such benefits. The coverage and benefits (including deductibles and contributions by the Manager, if any) provided in this Section 3.1(b)(iii) during the Continuation Period shall be no less favorable to the Manager and his dependents and beneficiaries, than the most favorable of such coverages and benefits during the periods referred to above. If the Company is unable, because of legal requirements governing its benefit plans, to provide the Manager with continued coverage under its life insurance, disability, medical, dental and hospitalization benefits required hereunder, the Company shall either
         (a) provide such insurance and benefits under separate plans or insurance policies at the Company's expense; or (b) pay to the Manager an amount (grossed up for federal, state and local income taxes, if such benefits were provided on a pre-tax basis prior to the Change in Control) sufficient for him to secure all such benefits, taking into account his age, health and health experience







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         and other factors that might affect the availability and pricing of such benefits. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Manager obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Manager hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Manager than the coverages and benefits required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Manager, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Manager's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                        (iv) the Company shall make the Manager whole for any taxes owed by the Manager with respect to any benefit referenced in
         Section 3(b)(iii) that was non-taxable to the Manager during the 90-day period prior to the Change in Control; and

                        (v) if the Manager is not vested in his profit sharing account in the Savings Plan, the Company shall pay in a single payment an amount equal to the quotient of (A) his non-vested profit sharing account balance as of the Termination Date divided by (B) one (1) minus the Tax Rate; and

                        (vi) the Company shall pay in a single payment an amount equal to the present value of all benefits that would become payable under executive benefit plans in which the Manager participates at any time during the 90-day period prior to the Change in Control, which plans are designed to provide deferred retirement income for participants. If such a plan defines benefits payable in terms of payment of an account balance payable upon leaving the employment of the Company (whether in a lump sum or installments), such balance shall be paid in a lump sum calculated pursuant to such plan. Otherwise, the benefits payable under such plan shall be determined by calculating retirement benefits payable under such plans as though the Manager had continued to work for the Company, had then retired from the Company at age 65 (assuming the Manager is not at least age 65 on the Termination
         Date) (using as the discount rate the yield on U.S. Five Year Treasury Notes on the Termination Date as published in The Wall Street Journal) and had received compensation increases equal to the highest percentage increase in his compensation for the three complete fiscal years of the Company immediately preceding the occurrence of the Change in Control; and such payment shall be in lieu of any such benefits that would otherwise be paid under such plans; and

                        (vii) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to the Manager including, but not limited to, awards granted under the Company's Amended and Restated 1994 Incentive Stock Plan, as amended, or under any other incentive plan or arrangement shall lapse and such incentive awards shall become 100% vested, all stock options and stock appreciation rights granted to the Manager shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Manager shall become 100% vested; and






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                        (viii) the Company shall pay for [six]/[twelve] months
         of outplacement services with an outplacement service selected by the Company. The outplacement services provided shall be selected by the Company as reasonably necessary or helpful in securing a new position. If and when the Manager secures a new permanent (as opposed to temporary or interim) position, the Company may discontinue further outplacement services.

                (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i),
(ii), (iv), (v), and (vi), shall be paid in a single lump sum cash payment within five days after the Manager's Termination Date (or earlier, if required by applicable law).

                (d) The Manager shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Manager in any subsequent employment except as provided in Section 3.1(b)(iii).

            3.2 (a) The termination pay and termination benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Manager may be entitled under any Company severance or termination plan, program, policy or practice.

                (b) The Manager's entitlement to any other compensation or benefits (other than the Pro Rata Bonus and other than the termination pay and termination benefits as provided under this Section 3) shall be determined in accordance with the Company's employee benefit plans (including, the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

                (c) The Company shall have the right to deduct from any amount payable under this Agreement the amount equal to the federal, state and local income taxes required by law to be withheld with respect to the amounts payable hereunder.

                (d) Notwithstanding anything contained in this Agreement to the contrary, if any portion of the termination pay or termination benefits provided for in this Section 3 and any other present or future plan of the Company or other present or future agreement between the Manager and the Company would not be deductible by the Company for federal income tax purposes by reason of application of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then payment of that portion to the Manager shall be deferred until the earliest date upon which payment thereof can be made to the Manager without being non-deductible pursuant to Section 162 of the Code. In the event of such deferral, the Company shall pay interest to the Manager on the deferred amount at 120% of the applicable federal rate provided for in Section 1274(d)(1) of the Code.

         4. NOTICE OF TERMINATION. Following a Change in Control, any purported termination of the Manager's employment by the Company and/or the Employer shall be communicated by Notice of Termination to the Manager. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.






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         5. EXCISE TAX PAYMENTS.

                (a) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code), to the Manager or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Manager with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Manager will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Manager of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Manager's failure timely to file a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Manager retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-Up Payment, the Manager shall be deemed to pay taxes at the Tax Rate applicable at the time of payment of the Gross-Up Payment.

                (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Manager which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Manager within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Manager (provided the Manager reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Manager with respect to a Payment or Payments, it shall furnish the Manager with a written opinion reasonably acceptable to the Manager that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Manager, the Manager shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 5(b) shall be paid by the Company to the Manager within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Manager's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Manager subject to the application of Paragraph 5(c) below.

                (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Manager from any governmental taxing authority that the Manager's tax liability (whether in respect of the Manager's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the






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Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court,
(iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Manager's satisfaction. If an Underpayment occurs, the Manager shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Manager an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Manager's failure to file timely a tax return or pay taxes shown due on the Manager's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Manager had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Manager has received from the applicable government taxing authority a refund of taxes or other reduction in the Manager's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Manager and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Manager's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Manager and the Manager shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Manager) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Manager until the date of repayment to the Company.

                (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         6. SUCCESSORS; BINDING AGREEMENT.

                (a) This Agreement shall be binding upon and shall inure to the benefit of the Manager, the Company, its Successors and Assigns and the Company shall require any Successor or Assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Manager, his beneficiaries or legal representatives, except by will or by the








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laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Manager's legal personal representative, heirs and beneficiaries.

         7. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Manager as they become due as a result of (a) the Manager's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment); (b) the Manager seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with (i) the Dispute and (ii) the Gross-Up Payment whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Manager is or may be entitled to receive benefits; and (c) the Manager's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Manager's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

         8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Manager's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Manager may qualify, nor shall anything herein limit or reduce such rights as the Manager may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Manager is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment or other right which the Company may have against the Manager or others.

         11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Manager and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express





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or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         12. GOVERNING LAW. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF; PROVIDED, HOWEVER, THAT IN ANY ACTION INVOLVING THE MANAGER AND THE COMPANY WITH RESPECT TO ANY CLAIM OR ASSERTION THAT THE MANAGER'S EMPLOYMENT WAS PROPERLY TERMINATED FOR CAUSE, THE COMPANY HAS THE BURDEN OF PROVING THAT THE Manager'S EMPLOYMENT WAS PROPERLY TERMINATED FOR CAUSE.

         13. FORUM. Any suit brought by the Manager under this Agreement may be brought in the appropriate state or federal court for Barton County, Missouri, or for the county wherein the Manager maintains his residence. Any suit brought by the Company under this Agreement may only be brought in the county wherein the Manager maintains his residence unless the Manager consents to suit elsewhere.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Manager has executed this Agreement as of the day and year first above written.


ATTEST:                                     O'SULLIVAN INDUSTRIES HOLDINGS, INC.



                                       By:
--------------------------------------     -------------------------------------
        Rowland H. Geddie, III                      Richard D. Davidson
             Secretary                     President and Chief Operating Officer



                                           -------------------------------------




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